Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our Firm under the caption “Experts” and to the use of our report dated March 9, 2023, except for Note 25 as to which the date is August 18, 2023, with respect to the consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended of VinFast Auto Ltd., included in the Registration Statement on Form F-1 of VinFast Auto Ltd.

/s/ Ernst & Young Vietnam Limited

Ho Chi Minh city, Vietnam

September 12, 2023